EXHIBIT 23.1




April 30, 2001


Board of Directors
Junum Incorporated
Costa Mesa, California


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants for Junum Incorporated, we hereby consent to the use of our report included in the annual report of such Company on Form 10-K for the six months ended December 31, 2000 and dated March 16, 2001, as an exhibit to the Company's S-8 Registration Statement dated May 1, 2001.



/s/ SMITH & COMPANY
Certified Public Accountants